EXHIBIT 10.2
TRUEBLUE, INC.

2016 OMNIBUS INCENTIVE PLAN
As Amended and Restated Effective May 11, 2026
TrueBlue, Inc., a Washington corporation, sets forth herein the terms of its 2016 Omnibus Incentive Plan, as amended and restated effective May 11, 2026, as follows:
1.    PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly compensated Employees, Consultants, and Non-Employee Directors, and to motivate such Employees, Consultants, and Non-Employee Directors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon originally becoming effective, the Plan replaced, and no further awards shall be made under, the Predecessor Plan.
2.    DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1.    “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2.    “Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Committee.
2.3.    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-based Award, or cash award under the Plan.
2.4.    “Award Agreement” means a written agreement between the Company and a Grantee or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.
2.5.    “Board” means the Board of Directors of the Company.
2.6.    “Cause” means that, unless otherwise defined in an Employee’s Change in Control Agreement, prior to any termination:
(i)    The Employee is convicted of or takes a plea of nolo contendere to a crime involving dishonesty, fraud or moral turpitude;
(ii)    The Employee has engaged in fraud, embezzlement, theft or other dishonest acts;
(iii)    The Employee materially violates a significant Company policy, such as policies required by the Sarbanes-Oxley Act of 2002, the Company’s Drug Free Workplace Policy or Company’s policy against harassment, and does not cure such violation (if curable) within ten (10) days after written notice from the Company; or
(iv)    The Employee intentionally takes any action that materially damages the assets (including tangible and intangible assets, such as name or reputation) of the Company. For purposes of Section 2.2.6.(iv), no act or failure to act on the part of the Employee will be deemed “intentional” if it was due primarily to an error in judgment or ordinary negligence but will be deemed “intentional” only if done or omitted to be done by the Employee not in good faith and without reasonable belief that the Employee’s action or omission was in the best interest of the Company.
2.7.    “Change in Control” means that any of the following events occurs:
(i)    any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3% of the combined voting power of the then-outstanding securities entitled to vote in the election of directors for the Company;
(ii)    a majority of the Board ceases to be comprised of Incumbent Directors, defined below; or
(iii)    the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than fifty percent (50%) of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.
2.8.    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References to the Code shall include the valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder.
2.9.    “Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.
2.10.    “Company” means TrueBlue, Inc., a Washington corporation, or any successor corporation.
2.11.    “Common Stock” or “Stock” means a share of common stock of the Company, no par value per share.
2.12.    “Consultant” means any person, except an Employee or Non-Employee Director, engaged by the Company or any Subsidiary, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.
2.13.    “Disability” means disability that would qualify as such under the Company’s long-term disability plan.
2.14.    “Effective Date” means May 11, 2016, the date the Plan was approved by the Company’s stockholders. “Restatement Effective Date” means , 2026, the date this amendment and restatement of the Plan was approved by the Company’s stockholders.
2.15.    “Employee” means any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company or any Subsidiary. Persons providing services to the Company, or to any Subsidiary, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not Employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U. S. Department of Labor, or other person or entity, as common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.
2.16.    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.17.    “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) if the Common Stock is listed on a national securities exchange, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the closing or last price of the Common Stock quoted by an established quotation service for over-the-counter securities, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion.
2.18.    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.
2.19.    “Good Reason” means, unless otherwise defined in an Employee’s Change in Control Agreement, the occurrence of one or more of the following events:
(i)    Failure of the Company to remedy any of the following within 10 calendar days after receipt by the Company of written notice thereof from the Employee: (A) a significant adverse change in the nature or scope of the authorities, powers or functions attached to the position with the Company which the Employee held immediately prior to the Change in Control, (B) a reduction in the Employee’s base pay, (C) a reduction in the Employee’s incentive or bonus pay opportunity, assuming 100% achievement of the quantitatively measurable conditions to receipt of such incentive or bonus pay, and all such qualitative conditions, in each case as applicable to the Employee immediately prior to the Change in Control, or (D) the termination or denial of the Employee’s rights to Employee Benefits or a reduction in the scope or value thereof, unless such termination or reduction referred to in clauses (B), (C) or (D) applies on a substantially similar basis to all executive officers of the Company and its parent entities; or
(ii)    If the Employee’s principal residence at the time in question is within 35 miles of the Company’s headquarters, the Company requires the Employee to have Employee’s principal location of work changed to any location that is in excess of 50 miles from such residence without Employee’s prior written consent.
A termination of employment by the Employee for one of the reasons set forth in clauses (i) - (ii) above will not constitute “Good Reason” unless, within the 60-day period immediately following the occurrence of such Good Reason event, the Employee has given written notice to the Company specifying in reasonable detail the event or events relied upon for such termination and the Company has not remedied such event or events within 10 days of the receipt of such notice. The Company and the Employee may mutually waive in writing any of the foregoing provisions with respect to an event or events that otherwise would constitute Good Reason
2.20.    “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.21.    “Grantee” means a person who receives or holds an Award under the Plan.
2.22.    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.23.    “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
2.24.    “Non-Employee Director” means a member of the Board who is not an Employee.
2.25.    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
2.26.    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.27.    “Option Price” means the exercise price for each share of Stock subject to an Option.
2.28.    “Other Stock-based Award” means an award of non-restricted Stock to a Non-Employee Director as part of the annual retainer under the Non-Employee Director compensation program.
2.29.    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12) over a performance period established by the Committee and includes an Annual Incentive Award.
2.30.    “Plan” means this TrueBlue, Inc. 2016 Omnibus Incentive Plan, as amended from time to time.
2.31.    “Predecessor Plan” means the TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan.
2.32.    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.
2.33.    “Restricted Period” shall have the meaning set forth in Section 10.1.
2.34.    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
2.35.    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof. The Award of a Restricted Stock Unit represents the mere promise of the Company to deliver a share of Stock or the appropriate amount of cash, as applicable, upon satisfaction of all applicable vesting conditions (or such later date as provided by the Award Agreement) in accordance with and subject to the terms and conditions of the applicable Award Agreement and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code.
2.36.    “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.
2.37.    “SEC” means the United States Securities and Exchange Commission.
2.38.    “Section 409A” means Section 409A of the Code.
2.39.    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.40.    “Separation from Service” means a termination of Service by a Service Provider, as determined by the Board, which determination shall be final, binding, and conclusive; provided if any Award governed by

Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.
2.41.    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.
2.42.    “Service Provider” means an Employee, Non-Employee Director, or Consultant.
2.43.    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
2.44.    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
2.45.    “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.
2.46.    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
2.47.    “Termination Date” means the date that is ten (10) years after the Restatement Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.
3.    ADMINISTRATION OF THE PLAN
3.1.    General.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 13 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding, and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:
1.    designate Grantees;
2.    determine the type or types of Awards to be made to a Grantee;
3.    determine the number of shares of Stock to be subject to an Award;
4.    establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);
5.    prescribe the form of each Award Agreement; and

6.    amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including without limitation the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act or who are not Covered Employees. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Board.
3.2.    No Repricing.
Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 14. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.
3.3.    Award Agreements; Clawbacks.
The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof, or any confidentiality obligation with respect to the Company or any Affiliate thereof, or otherwise in competition with the Company or any Affiliate thereof. Furthermore, the Company may annul an Award if the Grantee is terminated for “Cause.”
Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder; (ii) similar rules under the laws of any other jurisdiction; (iii) any compensation recovery policies adopted by the Company to implement any such requirements; or (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Grantee.
3.4.    Deferral Arrangement.
The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.
3.5.    No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.6.    Minimum Vesting Requirements.
Notwithstanding any other provision of the Plan to the contrary, except as provided in Sections 14.2 and 16.13 of this Plan or in the event of a Grantee's qualified retirement under the Company's Retirement Policy as approved by the Committee, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, and (ii) shares delivered in lieu of fully vested cash Awards); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 14).
3.7.    Book Entry.
Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
4.    STOCK SUBJECT TO THE PLAN
4.1    Authorized Number of Shares
Subject to adjustment under Section 14, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 1,542,944, the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plan; (B) effective upon approval of the Company’s stockholders at the 2018 annual meeting of stockholders 1,800,000 shares; (C) effective upon approval of the Company’s stockholders at the 2023 annual meeting of stockholders 695,000 shares; and (D) effective upon approval of the Company’s stockholders at the 2024 annual meeting of stockholders 840,000 shares; (E) effective upon approval of the Company's stockholders at the 2025 annual meeting of stockholders 1,475,000 and (F) effective upon the approval of the Company's Stockholders at the 2026 annual meeting of stockholders 1,850,000 shares. In addition, shares of Common Stock underlying any outstanding award granted under the Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plan following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.
4.2    Share Counting
4.2.1.    General
Each share of Common Stock granted in connection with an Award shall be counted as one share against the limit in Section 4.1, subject to the provisions of this Section 4.2. Share-based Performance Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined.
4.2.2.    Cash-Settled Awards
Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan.
4.2.3.    Expired or Terminated Awards
If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.
4.2.4.    Payment of Option Price or Tax Withholding in Shares
The full number of shares of Common Stock with respect to which an Option or SAR is granted shall count against the aggregate number of shares available for grant under the Plan. Accordingly, (i) if in accordance with the terms of the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to pay the Option Price shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above; and (ii) for a share-settled SAR, the gross number of shares with respect to which the SAR is granted shall be counted against the limit in Section 4.1 (i.e., not just the net shares actually issued upon exercise of the SAR). In addition, if in accordance with the terms of the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan by either tendering previously owned shares or having the Company withhold shares, then such shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of shares available for grant under the Plan set forth in Section 4.1 above.
4.2.5.    Substitute Awards
In the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares reserved under the Plan.
4.3    Award Limits
4.3.1.    Incentive Stock Options.
Subject to adjustment under Section 14, 4 million shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options.
4.3.2.    Individual Award Limits - Share-Based Awards.
Subject to adjustment under Section 14, the maximum number of each type of Award (other than cash-based Performance Awards) granted to any Grantee in any calendar year shall not exceed the following number of shares of Common Stock: (i) Options and SARs: 1 million shares; and (ii) all share-based Performance Awards (including Restricted Stock and Restricted Stock Units that are Performance Awards): 1 million shares.
4.3.3.    Individual Award Limits - Cash-Based Awards.
The maximum amount of cash-based Performance Awards granted to any Grantee in any calendar year shall not exceed the following: (i) Annual Incentive Award: $5 million; and (ii) all other cash-based Performance Awards: $5 million.
4.3.4.    Limits on Awards to Non-Employee Directors.
No more than $500,000 may be granted in share-based Awards under the Plan during any one year to a Grantee who is a Non-Employee Director (based on the Fair Market Value of the shares of Common Stock underlying the Award as of the applicable Grant Date in the case of Restricted Stock, Restricted Stock Units, or Other Stock-based Awards, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs); provided, however, that share-based Awards made to a Grantee who is a Non-Employee Director at such Grantee’s election in lieu of all or a portion of his or her cash retainer or fees for service on the Board and any Board committee shall not be counted towards the limit under this Section 4.3.4.
5.    EFFECTIVE DATE, DURATION AND AMENDMENTS
5.1    Term.
The Plan shall be effective as of the Effective Date, provided that it has been approved by the Company’s stockholders. The Plan shall terminate automatically on the ten (10) year anniversary of the Restatement Effective Date and may be terminated on any earlier date as provided in Section 5.2.
5.2.    Amendment and Termination of the Plan.
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law, or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.
6.    AWARD ELIGIBILITY AND LIMITATIONS
6.1    Service Providers.
Subject to this Section 6.1, Awards may be made to any Service Provider as the Board shall determine and designate from time to time in its discretion.
6.2    Successive Awards.
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
6.3    Stand-Alone, Additional, Tandem, and Substitute Awards.
Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).
7.    AWARD AGREEMENT
Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.
8.    TERMS AND CONDITIONS OF OPTIONS
8.1.    Option Price.
The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
8.2.    Vesting.
Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.    Term.
Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of a period not to exceed ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.
8.4.    Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event which results in termination of the Option.
8.5.    Method of Exercise.
An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
8.6.    Rights of Holders of Options.
Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 14 hereof or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.
8.7.    Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
9.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1    Right to Payment.
A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a share of Stock on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a share of Stock on the Grant Date of the SAR to the extent required by Section 409A.

9.2    Other Terms.
The Board shall determine at the Grant Date, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
9.3    Term of SARs.
The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
9.4    Payment of SAR Amount.
Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:
(1)    the difference between the Fair Market Value of a share of Stock on the date of exercise over the SAR Exercise Price; by
(2)    the number of shares of Stock with respect to which the SAR is exercised.
10.    TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND OTHER STOCK-BASED AWARDS
10.1    Restrictions.
At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions. The Board may also grant Other Stock-based Awards to Non-Employee Directors, which Awards may be subject to deferral under the terms of the Company’s deferred compensation plan for Non-Employee Directors (as in effect from time to time), in which case such Other Stock-Based Awards shall be considered to be fully vested Restricted Stock Units.
10.2    Restricted Stock Certificates.
The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.
10.3    Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement and subject to Section 16.12, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights.
10.4    Rights of Holders of Restricted Stock Units.
10.4.1.    Settlement of Restricted Stock Units.
Restricted Stock Units may be settled in cash or Stock, as determined by the Board, and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.    Voting and Dividend Rights.
Unless otherwise stated in the applicable Award Agreement and subject to Section 16.12, holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend or dividend equivalents rights.
10.4.3.    Creditor’s Rights.
A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.5    Purchase of Restricted Stock.
The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Board, in consideration for past Services rendered.
10.6    Delivery of Stock.
Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.
11.    FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
11.1    General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.
11.2.    Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant.
11.3.    Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3.
11.4.    Other Forms of Payment.
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations, and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the exercising Grantee.

12.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS
12.1    Performance Conditions.
The Committee may grant Performance Awards subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria, other measures of performance, or other terms and conditions as it may deem appropriate in establishing any performance goals. Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.
12.2    Settlement of Performance Awards.
Settlement of Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, adjust the amount of a settlement otherwise to be made in connection with Performance Awards.
13.    REQUIREMENTS OF LAW
13.1    General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (when the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
13.2    Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.    EFFECT OF CHANGES IN CAPITALIZATION
14.1    Changes in Stock.
If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, or (ii) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, the number and kinds of shares for which grants of Awards may be made under the Plan (including the maximums set forth in Section 4.3) shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted, provided that any such adjustment shall comply with Section 409A. Adjustments under this Section 14.1 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.
14.2    Change in Control.
Upon a Change in Control, unless otherwise specified in the Award Agreement or in an Employee’s Change in Control Agreement:
Each outstanding Award will be Assumed (as defined below) by the entity effecting the Change in Control (or a successor or parent corporation). If the outstanding Awards are not Assumed by the entity effecting the Change in Control (or a successor or parent corporation), then (i) such Awards (other than Performance Awards) will become fully vested, exercisable or non-forfeitable, as the case may be, immediately prior to the Change in Control and (ii) such Awards that are Performance Awards will be deemed earned and vested at the target performance level immediately prior to the Change in Control.
If the Awards are Assumed by the entity effecting the Change in Control (or a successor or parent corporation), then (i) such Awards (other than Performance Awards) shall continue to become vested, exercisable and non-forfeitable, as the case may be, pursuant to the terms of the applicable Award Agreement, and (ii) such Awards that are Performance Awards will be deemed earned at the target performance level as of the date of the Change in Control and the Award shall remain subject to time-based vesting until the end of the performance period set forth in the applicable Award Agreement. Notwithstanding the foregoing, if a Grantee’s employment is terminated during the one-year period beginning on the date of a Change in Control and such termination is due to (1) a termination by the Company without Cause or (2) a voluntary termination by the Grantee due to the existence of Good Reason, then the following shall occur with respect to the Awards that are Assumed:
(i)    With respect to Awards other than Performance Awards, such awards shall become fully vested, exercisable, and non-forfeitable, as the case may be, as of the effective date of a Grantee’s termination of employment; and
(ii)    With respect to Performance Awards, the fixed number deemed earned as determined above shall become fully vested, exercisable, and non-forfeitable, as the case may be, as of the effective date of a Grantee’s termination of employment.
Awards will be considered assumed (“Assumed”) if the following conditions are met (1) the Awards are converted into replacement awards in a manner that complies with Section 409A of the Code; (2) the replacement award contains provisions for scheduled vesting and treatment on termination of employment that are no less favorable to the Grantee than those in this Plan or the applicable Award Agreement, and all other terms of the replacement award (other than the security, the number of shares represented by the replacement award, and the exercise price of the replacement award, if applicable) are substantially similar to those in this Plan and the applicable Award Agreement; and (3) the security represented by the replacement award is of a class that is publicly held and widely traded on an established stock exchange.
15.    NO LIMITATION ON COMPANY
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
16.    TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN
16.1    Disclaimer of Rights.
No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
16.2    Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.
16.3    Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award; (ii) upon the issuance of any shares of Stock upon the exercise of an Option or SAR; or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Affiliate, as the case may be, may in its sole discretion, require or permit the Grantee to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold the minimum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation, or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations, provided it does not exceed the employer’s applicable minimum required tax withholding rate or such other applicable rate as is deemed necessary or advisable to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4    Captions.
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.
16.5    Other Provisions.
Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms of an employment agreement, an Award Agreement, and the Plan, the documents shall govern in the order listed herein, to the extent permitted by the terms of the Plan.
16.6    Number and Gender.
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
16.7    Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
16.8    Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to the principles of conflicts of law, and applicable Federal law.
16.9    Section 409A.
The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to comply therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.
16.10    Separation from Service.
The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.
16.11    Transferability of Awards.
16.11.1    Transfers in General.
Except as provided in Section 16.11.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

However, this Subsection shall not preclude a Grantee from designating a beneficiary who will receive any outstanding Award in the event of the Grantee's death.
16.11.2    Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 16.11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 16.11.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 16.11.2 or by will or the laws of descent and distribution.
16.12    Dividends and Dividend Equivalent Rights.
If specified in the Award Agreement, the recipient of an Award other than Options or SARs under this Plan may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, the dividends or dividend equivalents shall accrue and be paid only to the extent the Award becomes vested or payable. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
16.13    Death; Disability.
All Awards other than Performance Awards shall become vested, exercisable and non-forfeitable, as the case may be, in full upon a Grantee’s death or Separation from Service due to Disability; any Performance Awards shall be deemed earned and vested at the target level of performance. Any Awards that become payable after the Grantee’s death shall be distributed to the Grantee’s beneficiary or beneficiaries if the Grantee has designated one or more beneficiaries for this purpose by filing the prescribed form with the Company. If no beneficiary was designated or if no designated beneficiary survives the Grantee, then any Award that becomes payable after the Grantee’s death shall be distributed to the Grantee’s estate.

The Plan was originally approved by the stockholders of the Company on May 11, 2016.
The first amendment and restatement of the Plan was approved by the stockholders of the Company on May 9, 2018.
The second amendment and restatement of the Plan was approved by the stockholders of the Company on May 11, 2023.
The third amendment and restatement of the Plan was approved by the stockholders of the Company on May 15, 2024.
This fourth amendment and restatement of the Plan was approved by the stockholders of the Company on May 14, 2025.
This fifth amendment and restatement of the Plan was approved by the stockholders of the Company on May 11, 2026.